UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 5, 2016

VAPOR CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-36469	84-1070932
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

3001 Griffin Road

Dania Beach, Florida 33312

(Address of Principal Executive Office) (Zip Code)

(888) 766-5351

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On October 5, 2016, Vapor Corp. (the “Company”) amended and restated its Series A Warrant Standstill Agreements (the “Amended Standstill Agreements”) to permit each holder (each, a “Holder”) to effect a “cashless” exercise of the Series A Warrants only on dates when the closing bid price used to determine the “net number” of shares to be issued upon exercise is at or above $0.0001 per share. All of the other provisions of the prior Series A Warrant Standstill Agreement, dated June 17, 2016, remain in effect. Approximately 90% of the Series A Warrants are subject to the Amended Standstill Agreements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VAPOR CORP.

Date: October 11, 2016	By:	/s/ Jeffrey E. Holman
Jeffrey E. Holman
Chief Executive Officer